EXHIBIT 23.1

                                CONSENT OF EXPERT

We hereby consent to the incorporation by reference in the October 3, 2000 filing of Hitsgalore.com, Inc. on Form S-8 of our report appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.




/s/ Pender, Newkirk and Company
--------------------------------
    Pender, Newkirk and Company
    Certified Public Accountants
    October 3, 2000



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